UNITED  STATES
                       SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington,  D.C.  20549

                               FORM  8-K

                            CURRENT  REPORT
                Pursuant  to  Section  13  OR  15(d)  of  The  Securities
                       Exchange  Act  of  1934

Date  of  Report  (Date  of  earliest  event  reported):  September  30,  2004

                       Payment  Data  Systems,  Inc.
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      (Exact  name  of  registrant  as  specified  in  its  charter)

         Nevada                    000-30152        98-0190072
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(State  or  other  jurisdiction  (Commission       (IRS  Employer
      of  incorporation  )       File  Number)    Identification  No.)

           12500  San  Pedro,  Suite  120  San  Antonio,  TX  78216
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       (Address  of  principal  executive  offices)         (Zip  Code)

                                (210)  249-4100
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            (Registrant's  telephone  number,  including  area  code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item  1.01  Entry  into  a  Material  Definitive  Agreement.

On September 30, 2004, we entered into a Warrant Agreement with Kubra Data Transfer, LTD. as consideration for Kubra entering into a Referral Agent Agreement with us. Kubra shall be entitled to receive warrants to acquire shares of our common stock, pursuant to the terms and conditions provided in the Warrant Agreement. On September 30, 2004, we issued to Kubra an initial warrant representing the right to acquire 250,000 shares at a strike price of $0.24 per share. In consideration of future business activities that Kubra shall provide to us, as provided in the Referral Agent Agreement, we may also issue to Kubra, in accordance with the provisions of the Warrant Agreement, incentive warrants to purchase up to 1.85 million shares of our common stock at strike prices no greater than 120% of the market price of our common stock when the warrants are earned based on the level of revenues referred to us by Kubra. We agreed to grant piggyback registration rights for the common stock issued to Kubra pursuant to the Warrant Agreement upon issuance of at least fifty percent of the warrants issuable under the Warrant Agreement.

The Warrant Agreement is attached hereto as Exhibit 10.1. The foregoing description of the terms and conditions of the Warrant Agreement is qualified in its entirety by, and made subject to, the more complete information set forth in the Warrant Agreement.

Item  9.01  Financial  Statements  and  Exhibits.

Exhibit  Description
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10.1  Warrant Agreement among Kubra Data Transfer LTD. and Payment Data Systems,
Inc.,  dated  as  of  September  30,  2004.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Payment  Data  Systems,  Inc.

By:  /s/  Michael  R.  Long

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Michael  R.  Long,  Chief  Executive  Officer  and
Chief  Financial  Officer

Date:  October  6,  2004